UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Clyde Avenue

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 24, 2013, Audience, Inc. (the “Company”) filed a definitive proxy statement for its annual meeting of stockholders to be held on June 6, 2013. The Company wishes to correct information provided in such definitive proxy statement under the caption “Corporate Governance—Board meetings and committees.” The Company corrects the disclosure as follows:

“Board meetings and committees

During 2012, the board of directors held 11 meetings and acted three times by written consent. Each of the directors attended or participated in not less than 75% of the meetings of the board of directors and 75% of the meetings held by all committees of the board of directors on which he served during 2012. The board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: May 30, 2013	By:	/s/ Peter B. Santos
	Name:	Peter B. Santos
	Title:	President and Chief Executive Officer